SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 14, 2007
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of Principal executive offices)(ZIP code)

(703) 841-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(a)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 9, 2007, Peter A. Derow, who has served on the Board of Directors of CACI International Inc since 2000 and is a nominee for election at the forthcoming Annual Meeting of Stockholders, informed CACI that if elected to the Board, he would resign from the Board effective immediately following the Annual Meeting, on November 14, 2007. Mr. Derow currently serves as a member of the audit committee and compensation committee, and is chairman of the investor relations committee.

CACI understands that Mr. Derow has disagreed, on governance grounds, with the fact that it is expected that a member of management, Dr. J.P. London, CACI's Executive Chairman, will become chairman of the investor relations committee following the Annual Meeting. Neither CACI's investor relations committee charter, by-laws, corporate governance policies or practices nor, to CACI's knowledge, any law, regulation, or New York Stock Exchange listing requirement precludes any director from serving in the capacity of chairman of the investor relations committee. CACI believes that the selection of the investor relations committee chairman is within the discretion of the Board of Directors, acting in the best interests of the company and its stockholders.

Mr. Derow provided a letter to CACI discussing his resignation, which letter is filed as an exhibit to this report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit
Exhibit 99	Resignation of Peter A. Derow from CACI's Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:
/s/ Arnold D. Morse

Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary